Exhibit 99.1

FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY, INC. ANNOUNCES CHANGE IN LEADERSHIP

HOUSTON, TX – February 2, 2015 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that Peter MacKenna, formerly President & Chief Executive Officer and a director, left the Company effective January 31, 2015. Paul J. Varello, Chairman of the Board of Directors, has been named the Company’s acting Chief Executive Officer effective February 1, 2015. Mr. Varello has assumed leadership responsibilities for Sterling on a full-time basis while the Company, with the assistance of an executive search firm, seeks out a long-term Chief Executive Officer.

“Sterling has significant potential to improve financial results and increase shareholder value,” Mr. Varello stated. “The Company is highly regarded in the heavy civil construction markets and is well positioned in geographies that offer substantial opportunity for growth. We have a dedicated and experienced team of people and an extensive fleet of equipment to execute our increasing backlog of projects. While we search for a new CEO, I will be fully engaged and focused on improving our operating performance and further increasing our backlog.”

Mr. Varello has many years of leadership experience in the construction industry. As a teenager, he worked in his family’s road building business. In his early professional career, Mr. Varello worked on a wide range of heavy civil construction projects including tunnels, dams, airports and bridges. He spent 18 years with Fluor Corporation (NYSE: FLR), a Fortune 500 company that provides engineering, procurement, construction, maintenance, and project management services.  Mr. Varello started with Fluor as a project construction manager and rose to President of the Process Sector. Mr. Varello was Chairman and CEO of American Ref-Fuel Company, a Houston, Texas-based 50/50 joint venture between publicly-traded Air Products & Chemicals (NYSE: APCI) and Browning Ferris International (NYSE: BFI). The company was involved in the development, design, construction and operation of waste-to-energy plants that converted solid municipal waste into energy.   He founded Commonwealth Engineering & Construction, LLC (CEC), a Houston, Texas based engineering and construction management company specializing in the design and construction of major capital projects. Mr. Varello is a graduate of the Villanova University College of Engineering and Harvard Business School’s Advanced Management Program, and is a Registered Professional Engineer in California, Texas and Louisiana.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure projects in Texas, Utah, Nevada, Arizona, California, Hawaii, and other states where there are construction opportunities.  Its transportation infrastructure projects include highways, roads, bridges and light rail and its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, federal, state and local government funding, competitors’ and customers’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and the Company does not undertake to update publicly its predictions or to make voluntary additional disclosures of nonpublic information, whether as a result of new information, future events or otherwise.

Contact: Sterling Construction Company, Inc. Thomas R. Wright, EVP & Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore 212-836-9607 Linda Latman 212-836-9609